EXHIBIT 99.1

Kohlberg Capital Corporation Reports Second Quarter 2007 Financial Results

NEW YORK, Aug. 13, 2007 (PRIME NEWSWIRE) -- Kohlberg Capital Corporation (Nasdaq:KCAP) ("Kohlberg Capital") today announced financial results for the three and six months ended June 30, 2007.

 Financial Highlights

 * Net income from operations of $16.9 million or $0.94 per share and $30.9 million or $1.72 per share for the three and six months ended June 30, 2007, respectively

 * Net unrealized gains on assets during the quarter of $10.9 million or $0.60 per share

 * Net investment income and realized gains for the three and six months ended June 30, 2007 of $6.1 million or $0.34 per share and $11.5 million or $0.64 per share, respectively

 * Declared second quarter dividend of  $0.35 per share paid on
   July 23, 2007

Operating Results

For the quarter ended June 30, 2007, Kohlberg Capital reported net income of $16.9 million or $0.94 per share. Excluding net unrealized gains on assets, net income for the second quarter was $6.1 million or $0.34 per share. The quarter ended June 30, 2007 was the Company's second full quarter of operations since its initial public offering ("IPO") on December 11, 2006. The net income results for the quarter reflect increased interest income from the growth of Kohlberg Capital's investment portfolio from $288.7 million at the beginning of the quarter to $366.0 million at quarter end.

Net unrealized gain on investments totaled $10.9 million for the second quarter of 2007. The net unrealized gain is primarily a result of appreciation in value of Kohlberg Capital's investment in its wholly owned portfolio company, Katonah Debt Advisors. Katonah Debt Advisors is an asset management company that manages collateralized debt obligation funds ("CDO Funds"). The CDO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans, high-yield corporate bonds and other corporate credit instruments and do not invest in asset-backed securities such as those secured by commercial mortgages, residential mortgages or other consumer borrowings.

Katonah Debt Advisors' value increased primarily as a result of an increase in its assets under management for which it receives a recurring management fee stream. For the second quarter of 2007, Katonah Debt Advisors increased its assets under management by approximately $400 million to approximately $2.1 billion. This increase is attributable to the completion of its fourth CDO Fund in May 2007, and the initial asset accumulation of three new CDO funds which Katonah Debt Advisors expects to complete late 2007 or early 2008.

Portfolio

Kohlberg Capital's portfolio investments at fair value increased $77.3 million during the quarter to $366.0 million as of June 30, 2007. Excluding investments in CDO Fund securities and Katonah Debt Advisors, Kohlberg Capital purchased or originated new investments of approximately $65.4 million and sold lower yielding investments of approximately $15.1 million during the quarter. The net increase in portfolio size was funded primarily with borrowings under the Company's credit facility.

The fair values of Kohlberg Capital's investment portfolio as of June 30, 2007 increased $117 million as compared to December 31, 2006. Fair values for Kohlberg Capital's investment portfolio are as follows:

                              6/30/2007      3/31/2007     12/31/2006
                            ------------   ------------   ------------
 Senior Secured Loan        $164,306,480   $150,412,107   $163,313,492
 Junior Secured Loan          78,628,735     43,803,154     27,453,892
 Mezzanine Investment         27,365,817     17,531,218             --
 Senior Subordinated Bond      2,850,000      3,010,000             --
 Senior Unsecured Bond         2,000,000             --             --
                            ------------   ------------   ------------
   Total Loan and
    Bond Portfolio          $275,151,032   $214,756,479   $190,767,384
 Equity Securities             2,974,140      2,974,140             --
 CDO Equity                   28,920,000     24,290,000     20,870,000
 Asset Management Company     58,990,846     46,658,105     37,574,995
                            ------------   ------------   ------------
   Total Investment
    Portfolio               $366,036,018   $288,678,724   $249,212,379
                            ============   ============   ============

The average yield on the Company's loan and bond portfolio at June 30, 2007 was approximately 10.0%, an increase from average yields of 9.6% and 9.0% at March 31, 2007 and December 31, 2006, respectively.

The investment portfolio (excluding the Company's investment in Katonah Debt Advisors and CDO Fund securities) at quarter end is well-diversified across 24 different industries and 68 different entities with an average balance per investment of $4.1 million and with the ten largest positions representing approximately 20% of the total fair value of investments. As of June 30, 2007, all portfolio companies were current on their debt service obligations. The Company's portfolio (including the CDO Funds in which it invests and the CDO Funds managed by Katonah Debt Advisors) consists almost exclusively of credit instruments issued by corporations and does not include investments in commercial mortgages or asset-backed securities, such as those secured by residential mortgages or other consumer borrowings.

Investment in CDO Fund Securities

The Company's investment in CDO Fund securities at fair value increased by $4.6 million to $28.9 million during the quarter. This increase was due to an investment of $4.8 million in subordinated securities issued by a CDO Fund raised by Katonah Debt Advisors during the quarter offset by $0.2 million of unrealized losses based on the value of the Company's other CDO investments at June 30, 2007. The CDO Funds managed by Katonah Debt Advisors invest primarily in non-investment grade broadly syndicated loans, high-yield bonds and other credit instruments of corporate issuers. The underlying assets in each of the CDO Funds in which we have any investment are generally diversified secured or unsecured corporate debt and exclude mortgage pools or mortgage securities (residential mortgage bonds, commercial mortgage backed securities, or related asset backed securities), or debt to companies providing mortgage lending and emerging markets investments.

The securities issued by CDO Funds managed by Katonah Debt Advisors are primarily held by third parties. The Company typically makes a minority investment in the most junior classes of securities of CDO Funds raised and managed by Katonah Debt Advisors and may selectively invest in securities issued by CDO Funds managed by other asset management companies. Our CDO Investments are carried at fair value, which is based on a discounted cash flow model that utilizes prepayment and loss assumptions based on historical experience and projected performance, economic factors, the characteristics of the underlying cash flow and comparable yields for similar bonds and preferred shares/income notes, when available. We determine the fair value of our CDO Investments on an individual security-by-security basis. All of the CDO Fund investments held by the Company were in compliance with all their financial covenants (such as over-collateralization and interest coverage), have maintained their ratings, and continue to make cash distributions to all holders of their securities at June 30, 2007.

Katonah Debt Advisors

At June 30, 2007, Kohlberg Capital's investment in its wholly owned portfolio company, Katonah Debt Advisors, was approximately $59.0 million. For the three months and six months ended June 30, 2007, Katonah Debt Advisors had GAAP net income of approximately $0.7 million and $1.1 million, respectively. The net income of Katonah Debt Advisors is included in the GAAP income of Kohlberg Capital Corporation. For purposes of calculating distributable tax income, only cash distributions of Katonah Debt Advisors' current or accumulated undistributed net income to Kohlberg Capital are included.

CDO Funds managed by Katonah Debt Advisors invest almost exclusively in corporate term loans and bonds and do not invest in asset-backed securities such as those secured by residential mortgages or other consumer borrowings. Katonah Debt Advisors' assets under management at June 30, 2007 totaled approximately $2.1 billion, an increase of $400 million and $700 million over assets under management at March 31, 2007 and December 31, 2006, respectively. Katonah Debt Advisors currently receives annual management fee income at an average rate of approximately 0.5% of assets under management. Katonah Debt Advisors also typically receives one-time structuring fees upon the creation of a new CDO Fund and may also receive one-time incentive fees upon the liquidation of a CDO Fund which typically occurs four to six years after its formation. As an asset manager of CDO Funds, Katonah Debt Advisors makes no investment in the funds it manages and thus Katonah Debt Advisors' valuation is not dependent on the market valuation of the CDO Funds it manages.

In May 2007, Katonah Debt Advisors completed its fourth CDO Fund and received a one-time structuring fee of $1 million at closing. As with other CDO funds that it manages, Katonah Debt Advisors will receive annual management fees paid quarterly. At the completion of this CDO Fund, Kohlberg Capital made a $4.8 million minority equity investment in the subordinated securities of the CDO Fund. Katonah Debt Advisors currently is accumulating assets for three additional CDO Funds which it expects to complete during the end of 2007 or early 2008.

Dayl Pearson, CEO and President, commented, "Our strong second quarter results demonstrates the continued execution of our business plan. We added to our investment portfolio while being very rigorous in our credit analysis and selection. During the first six months of the year, we have seen many investments that we thought were questionable clear the market. However, we have avoided investments where pricing was not correlated to our tolerance for risk and/or whose structures (such as "covenant-lite" loans) or motivations (such as dividend recapitalizations) did not meet our investment standards. Our weighted average spread over LIBOR on earning assets increased from approximately 3.5% on our original IPO portfolio to approximately 4.5% at June 30, 2007. The earnings from our well-diversified middle-market investments and our internally managed cost structure enabled us to distribute a $0.35 quarterly dividend per share (of which $0.34 is attributed to current quarter net income and realized gains and $0.01 is attributed to undistributed prior period earnings) which we expect to increase in future quarters as we increase the size and broaden the composition of our portfolio. It is also important to note that our dividends to date are largely funded from ongoing net interest income as opposed to realized gains or a return of GAAP capital."

Other

Liquidity and Capital Resources. At June 30, 2007, Kohlberg Capital had cash and cash equivalents of $14.2 million, total assets of $396.4 million and stockholders' equity of $276.4 million. The Company's net asset value per common share was $15.39. Funded debt at June 30, 2007 was equal to 26% of total assets (with 4:1 asset coverage) with borrowings outstanding of $100 million under a $200 million securitization revolving credit facility. Total liquidity, equal to cash plus borrowings available under the revolving credit facility (not including the ability to increase the commitment to $250 million subject to certain conditions), was $114 million at June 30, 2007.

Valuation of Portfolio Investments. Kohlberg Capital's Board of Directors is ultimately and solely responsible for determining the fair value of portfolio investments on a quarterly basis in good faith. Duff & Phelps, LLC, an independent valuation firm, provided third party valuation consulting services to the Company's Board of Directors which consisted of certain limited procedures that the Company's Board of Directors identified and requested them to perform. For the quarter ended June 30, 2007, the Company's Board of Directors asked Duff & Phelps, LLC to perform the limited procedures on investments in eight portfolio companies comprising approximately 47% of the total investments at fair value as of June 30, 2007 for which market quotations are not readily available. Upon completion of the limited procedures, Duff & Phelps, LLC concluded that the fair value of those investments subjected to the limited procedures did not appear to be unreasonable.

Investment in CDO Fund Securities. At June 30, 2007, Kohlberg Capital had CDO Fund equity securities valued at $28.9 million in eight different CDOs. It is the Company's intention that its aggregate CDO Investments not exceed 10% of the Company's total investment portfolio. As of June 30, 2007, CDO Investments represent approximately 8% of the Company's investment portfolio.

Net Asset Value per Share. During the three months ended June 30, 2007, Kohlberg Capital's net asset value increased approximately $11.1 million, or $0.61 per share, to $276.4 million, or $15.39 per share.

Goodwill Amortization. As a result of goodwill resulting from the purchase of Katonah Debt Advisors by Kohlberg Capital prior to the IPO, approximately $32 million in goodwill was recognized for tax purposes only. Approximately $2 million of goodwill amortization per annum reduces the taxable income, but not the GAAP income, of Katonah Debt Advisors. Any distributions of the taxable income of Katonah Debt Advisors to Kohlberg Capital will thus become a component of Kohlberg Capital's distributable income.

Distributable Income. Generally, at least 98% of Kohlberg Capital's taxable income must be paid as a dividend to shareholders in order to maintain its status as a non-taxable, pass-through entity. Kohlberg Capital's distributable tax income is generally its GAAP net investment income (as adjusted for tax differences) plus any taxable income distributions (after amortization of tax goodwill) from Katonah Debt Advisors. As a result, the amount of our declared dividends, as evaluated by management and approved by our board of directors, is based on our evaluation of both distributable income for tax purposes and GAAP net investment income (which excludes unrealized gains and losses) and may result in a dividend amount that exceeds our distributable tax income but not our GAAP net investment income.

Dividend. Kohlberg Capital declared a regular quarterly dividend of $0.35 per share for the three months ended June 30, 2007. The record date for these dividends was July 9, 2007 and the dividend was paid on July 23, 2007.

Conference Call

Kohlberg Capital will hold a conference call on Tuesday, August 14, 2007 at 4:00 p.m. Eastern Standard Time to discuss its second quarter 2007 financial results. Shareholders, prospective shareholders and analysts are welcome to listen to the call or attend the webcast. The conference call dial-in number is 1-877-502-9272.

A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis on our Company's website www.kohlbergcapital.com in the Investor Relations section under Events. Please allow extra time, prior to the call, to visit the site and test your connection or download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available after 7pm ET for approximately 30 days on our website in the Investor Relations section under Events. The replay dial in numbers are as follows, Replay telephone numbers: 1-888-203-1112 or 1-719-457-0820; Replay Passcode: 3263400.

About Kohlberg Capital Corporation (KCAP):

Kohlberg Capital Corporation is a publicly traded, internally managed business development company. Our middle market investment business originates, structures, finances and manages a portfolio of term loans, mezzanine investments and selected equity securities in middle market companies. Our wholly-owned portfolio company, Katonah Debt Advisors, manages CDO Funds that invest in broadly syndicated corporate term loans, high-yield bonds and other credit instruments.

Kohlberg Capital Corporation's filings with the Securities and Exchange Commission, earnings releases, press releases and other financial, operational and governance information are available on the Company's website at www.kohlbergcapital.com.

The Kohlberg Capital logo is available at http://www.primenewswire.com/newsroom/prs/?pkgid=3121

Safe Harbor Statement Under the Private Securities Litigation reform Act of 1995:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act. The matters discussed in this press release, as well as in future oral and written statements by management of Kohlberg Capital Corporation, that are forward-looking statements are based on current management expectations that involve substantial risks and uncertainties which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "could," "intends," "target," "projects," "contemplates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of these terms or other similar words. Important assumptions include our ability to originate new investments, achieve certain margins and levels of profitability, the availability of additional capital, and the ability to maintain certain debt to asset ratios. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this press release should not be regarded as a representation by us that our plans or objectives will be achieved. Further information about factors that could affect our financial and other results is included in our filings with the Securities and Exchange Commission. We do not undertake to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

                     KOHLBERG CAPITAL CORPORATION
                            BALANCE SHEETS
                                             As of            As of
                                        June 30, 2007    Dec. 31, 2006
                                        -------------    -------------
                                          (unaudited)
 ASSETS
 Investments at fair value:
  Investments in debt securities
   (cost: 2007 - $275,008,064;
   2006 - $190,767,384)                  $275,151,032     $190,767,384
  Investments in CDO fund securities
   (cost: 2007 - $29,870,000;
   2006 - $20,870,000)                     28,920,000       20,870,000
  Investments in equity securities
   (cost: 2007 - $2,974,140; 2006 - $0)     2,974,140               --
  Affiliate investment
   (cost: 2007 - $33,394,995;
   2006 - $33,394,995)                     58,990,846       37,574,995
                                         ------------     ------------
  Total investments at fair value         366,036,018      249,212,379
 Cash and cash equivalents                 14,156,755       32,404,493
 Restricted cash                            2,753,263               --
 Interest and dividends receivable          3,962,672          602,085
 Receivable for open trades                 7,255,000               --
 Accounts receivable                          148,782               --
 Due from affiliate                           566,963          (87,832)
 Other assets                               1,497,964          156,890
                                         ------------     ------------
 Total assets                            $396,377,417     $282,288,015
                                         ============     ============

 LIABILITIES
 Borrowings                               100,000,000               --
 Payable for open trades                   10,250,000       24,183,044
 Accounts payable and accrued expenses      3,429,972        1,704,548
 Dividend payable                           6,287,234               --
                                         ------------     ------------
 Total liabilities                       $119,967,206     $ 25,887,592
                                         ------------     ------------
 Commitments and contingencies

 STOCKHOLDERS' EQUITY
 Common stock, par value $.01 per share,
  100,000,000 common shares authorized;
  17,963,525 and 17,946,333 common shares
  issued and outstanding at June 30, 2007
  and December 31, 2006, respectively         179,635          179,463
 Capital in excess of par value           252,162,197      251,550,420
 Undistributed net investment income          383,177          416,753
 Undistributed net realized gains                  --            1,077
 Net unrealized appreciation on
  investments                              23,685,202        4,252,710
                                         ------------     ------------
 Total stockholders' equity               276,410,211      256,400,423
                                         ------------     ------------
 Total liabilities and
  stockholders' equity                   $396,377,417     $282,288,015
                                         ============     ============
 NET ASSET VALUE PER SHARE               $      15.39     $      14.29
                                         ============     ============

                     KOHLBERG CAPITAL CORPORATION
                       STATEMENTS OF OPERATIONS
                             (unaudited)

                                  Three Months Ended  Six Months Ended
                                     June 30, 2007      June 30, 2007
                                     -------------      -------------
 INVESTMENT INCOME:
  Interest from investments in
   debt securities                    $ 6,638,283        $11,082,284
  Interest from cash and
   cash equivalents                       146,952            284,095
  Dividends from investments in
   CDO fund securities                  1,660,796          3,426,025
  Capital structuring service fees        132,333            320,527
                                      -----------        -----------
    Total investment income             8,578,364         15,112,931
                                      -----------        -----------
 EXPENSES:
  Interest and amortization of
   debt issuance costs                  1,051,152          1,199,493
  Compensation                            916,523          1,734,186
  Professional fees                       955,342          1,378,728
  Insurance                                42,293             81,516
  Administrative and other                320,423            619,705
                                      -----------        -----------
    Total expenses                      3,285,733          5,013,628
  Equity in income of affiliate           650,537          1,138,252
                                      -----------        -----------

 NET INVESTMENT INCOME                  5,943,168         11,237,555
 REALIZED AND UNREALIZED GAINS
  ON INVESTMENTS:
   Net realized gains from
    investment transactions               133,227            219,462
   Net unrealized gains (losses)
    on debt securities                   (698,098)           104,893
   Net unrealized gains on
    affiliate investments              11,682,204         20,277,599
   Net unrealized losses on CDO
    fund securities                      (120,000)          (950,000)
                                      -----------        -----------
     Net realized and unrealized
      gain on investments              10,997,333         19,651,954
                                      -----------        -----------
 NET INCREASE IN STOCKHOLDERS'
  EQUITY RESULTING FROM OPERATIONS    $16,940,501        $30,889,509
                                      ===========        ===========

 BASIC EARNINGS PER COMMON SHARE      $      0.94        $      1.72
 DILUTED EARNINGS PER COMMON SHARE    $      0.94        $      1.71
 BASIC NET INVESTMENT INCOME PER
  COMMON SHARE                        $      0.33        $      0.63
 DILUTED NET INVESTMENT INCOME PER
  COMMON SHARE                        $      0.33        $      0.62
 WEIGHTED AVERAGE SHARES OF COMMON
  STOCK OUTSTANDING--BASIC             17,960,502         17,953,457
 WEIGHTED AVERAGE SHARES OF COMMON
  STOCK OUTSTANDING--DILUTED           18,072,364         18,014,173

CONTACT: Kohlberg Capital Corporation
         Denise Rodriguez, Investor Relations
         (212) 455-8300
         info@kohlbergcapital.com